As filed with the United States Securities and Exchange Commission on August 5, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

National CineMedia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-5665602
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6300 S. Syracuse Way, Suite 300

Centennial, Colorado 80111

(303) 792-3600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Maria V. Woods, Esq.

Executive Vice President and General Counsel

National CineMedia, Inc.

6300 S. Syracuse Way, Suite 300

Centennial, Colorado 80111

(303) 792-3600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Kevin K. Greenslade

Hogan Lovells US LLP

8350 Broad St.

17th Floor

Tysons, Virginia 22102

(703) 610-6100

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 5, 2025

PRELIMINARY PROSPECTUS

$300,000,000

National CineMedia, Inc.

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Purchase Contracts

Units

Up to 26,664,349 Shares of Common Stock Offered by the Selling Stockholder

This prospectus relates to the offer and sale from time to time of up to $300,000,000 of any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.

This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered and the specific manner in which we will offer the securities in a supplement to this prospectus. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select, on a continuous or delayed basis. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

This prospectus also covers the offering and potential resale by the selling stockholder identified herein of up to 26,664,349 shares of our common stock, from time to time, in amounts, at prices, and on terms that will be determined at the time of the applicable offering. The shares of common stock that may be offered by the selling stockholder include shares that such selling stockholder obtained upon the issuance to former secured creditors of National CineMedia, LLC (“NCM LLC”) in connection with NCM LLC’s emergence from Chapter 11 bankruptcy on August 7, 2023. The selling stockholder may offer and sell such shares to or through one or more underwriters, dealers, and agents, or directly to purchasers, or through a combination of these methods or any other method permitted by law. See “Plan of Distribution” for more information about how the selling stockholder may sell or otherwise dispose of such shares. Our registration of these shares does not mean that the selling stockholder will offer or sell any shares of our common stock. We will not receive any proceeds from the sale or other disposition of the common stock by any selling stockholder. The selling stockholder will bear all commissions and discounts, if any, attributable to the sales of the shares of common stock. We will bear all costs, expenses and fees in connection with the registration of the shares of common stock.

This prospectus may not be used to consummate a primary sale of securities by us unless accompanied by an accompanying prospectus supplement. If any underwriters, dealers, or agents are involved in the sale of any of the selling stockholder’s shares, their names and any applicable purchase price, fee, commission, or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in an applicable prospectus supplement, if required by applicable law. See the sections of this prospectus entitled “Plan of Distribution” for more information.

Our common stock trades on The Nasdaq Stock Market LLC (the “Nasdaq”) under the symbol “NCMI.” On July 31, 2025, the reported last sale price of our common stock on the Nasdaq was $4.81 per share. If we decide to list or seek a listing for any other securities, the related prospectus supplement will disclose the exchange or market on which the securities will be listed or where we have made an application for listing, as applicable.

Investing in our securities involves risks. See “Risk Factors” beginning on page 9 of this prospectus, and the reports we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, incorporated by reference in this prospectus, to read about factors to consider before purchasing our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration or continuous offering process. Under this shelf process, we may from time to time sell the securities described in this prospectus in one or more offerings up to a dollar amount of $300,000,000. The selling stockholder may, from time to time, sell the securities described in this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement or free writing prospectus that will contain specific information about the terms of the offering. This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents incorporated by reference, include important information about us, our securities and other information you should know before investing in our securities. We may also provide a prospectus supplement or free writing prospectus to add information to, or update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectuses supplement or free writing prospectus, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement or free writing prospectus.

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where it is lawful to do so. The information in this prospectus, including the documents incorporated by reference, are accurate only as of the date set forth on the front of this prospectus or the date of the document incorporated by reference, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

References in this prospectus to “National CineMedia,” “NCM, Inc.” “we,” “us,” “our,” “our Company,” or “the Company” mean National CineMedia, Inc., a Delaware corporation, and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC and that are not included in or delivered with this document. They contain important information about us and our financial condition.

•
Our Annual Report on Form 10-K for the year ended December 26, 2024, filed with the SEC on March 6, 2025;
•
Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 21, 2025 (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K for the year ended December 26, 2024);
•
Our Quarterly Reports on Form 10-Q for the quarters ended March 27, 2025 and June 26, 2025 filed with the SEC on May 6, 2025 and August 5, 2025, respectively.
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Our Current Reports on Form 8-K, filed with the SEC on January 27, 2025, March 13, 2025 (other than information furnished under Item 7.01 and all exhibits related to such item), March 21, 2025, April 23, 2025, and May 6, 2025 (other than information furnished under Item 2.02 and all exhibits related to such item); and
•
The description of our common stock that is contained in our Registration Statement on Form 8-A filed with the SEC on February 5, 2007, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 26, 2024, including any amendment or reports filed for the purpose of updating such description.

All filings filed by us pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the date hereof and prior to effectiveness of this registration statement shall be deemed to be incorporated in this registration statement and to be a part hereof from the date of filing of such documents or reports. In addition, all documents and reports filed by us subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents or reports; provided, however that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless otherwise indicated therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

You can obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at http://www.sec.gov, or from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

Investor Relations

National CineMedia, Inc.

6300 S. Syracuse Way, Suite 300

Centennial, CO 80111

1-800-844-0935

WHERE YOU CAN FIND MORE INFORMATION

We file electronically with the SEC our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. We make available on or through our website, at www.ncm.com, free of charge, copies of these reports as soon as reasonably practicable after we electronically file or furnish it to the SEC.

Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which this prospectus forms a part, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

The SEC also maintains a website that contains reports, proxy statements and other information about issuers, like National CineMedia, Inc., that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 that registers the securities we are offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. You may obtain the registration statement and its attached exhibits and schedules from the SEC as indicated above or from us. Statements contained or incorporated by reference in this prospectus or any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical information, some of the information in this prospectus, any accompanying prospectus supplement or free writing prospectus, and the documents we have incorporated by reference includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated by reference in this prospectus, any accompanying prospectus supplement or free writing prospectus may constitute forward-looking statements which may use specific words, including but not limited to “may,” “will,” “can,” “should,” “expects,” “forecast,” “project,” “intend,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of those words and other comparable words. These forward-looking statements involve known and unknown risks and uncertainties, assumptions and other factors, including, but not limited to, the following:

•
impacts to our business related to NCM LLC’s emergence from bankruptcy, including outstanding litigation, relationships with vendors, network theater circuits, AMC Entertainment Holdings, Inc. and Cinemark Holdings, Inc. and their respective subsidiaries (the “ESA Parties”), employees, and customers, financial results and revised corporate structure;
•
declines in theater attendance, including as a result of pandemics, epidemics, disease outbreaks, impacts to film production, reduction in the number of theaters, or general economic impacts can disrupt our business and the business of our ESA Parties and network affiliates;
•
changes in theater patron behavior could result in declines in viewership of The Noovie® Show;
•
changes to the ESAs or network affiliate agreements and the relationships with NCM LLC’s ESA Parties and network affiliates and NCM LLC’s ability to enforce the provisions contained in the ESAs or network affiliate agreements;
•
we may not be successful in increasing the number of theaters in which NCM LLC has the right to display Post-Showtime Inventory;
•
our plans for developing additional digital or digital out-of-home revenue opportunities may not be implemented and may not be achieved;
•
impacts to the ESAs due to bankruptcy of or lack of support from the ESA Parties;
•
potential failures or disruptions in our technology systems or the failure to adequately protect our systems, data or property from threats;
•
failure to effectively manage change to our strategy or continue our growth;
•
changes in regulation and potential liability arising out of the gathering and use of user information collected through data or digital services;
•
competition within the overall advertising industry;
•
failure to continue to upgrade our technology and that of our advertising network;
•
changes in economic conditions;
•
we may not be able to grow our advertising revenue in line with the growth of our contractual costs;
•
the potential loss of any major advertising client, including due to the uncertainty or perception of uncertainty in the industry;
•
potential inability to retain or replace our senior management;
•
the effects of government regulation on ESA Parties and network affiliate growth;
•
possible infringement of our technology on intellectual property rights owned by others;
•
failure to protect or enforce our intellectual property rights;
•
we are a holding company with no operations of our own, and we depend on distributions and payments under the NCM LLC operating and management services agreements from NCM LLC to meet our ongoing obligations and to pay cash dividends on our common stock;

•
NCM LLC’s other members, their affiliates or our largest stockholder may have interests that differ from those of us or our public stockholders and they may be able to influence our affairs, compete with us or benefit from corporate opportunities that might otherwise be available to us;
•
our certificate of incorporation contains anti-takeover protections that may discourage a strategic transaction;
•
future issuance of membership units or preferred stock could dilute the interest of our common stockholders;
•
determination that any amount of our tax benefits under the TRA should not have been available;
•
the effect on our stock price from the substantial number of our shares eligible for sale; and
•
other factors described under “Risk Factors” or elsewhere in this prospectus or incorporated by reference into this prospectus.

This list of factors that may affect future performance and the accuracy of forward-looking statements are illustrative and not exhaustive. Our actual results, performance or achievements could differ materially from those indicated in these statements as a result of additional factors as more fully discussed under “Risk Factors” above, and elsewhere in this prospectus. You should not place undue reliance on our forward-looking statements.

All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. We disclaim any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in, or incorporated by reference in, this prospectus. You should carefully read this prospectus (including the information incorporated by reference in this prospectus) and the registration statement of which this prospectus is a part in their entirety before investing in our securities, especially the risks of investing in our securities discussed under “Risk Factors.”

About the Company

National CineMedia, Inc. is the largest cinema advertising platform in the U.S. With unparalleled reach and scale, NCM, Inc. connects brands to sought-after young, diverse audiences through the power of movies and pop culture. A premium video, full-funnel marketing solution for advertisers, NCM, Inc. enhances advertisers’ ability to measure and drive results. NCM, Inc.’s Noovie® Show is presented exclusively in 42 leading national and regional theater circuits including the only three national chains, American Multi-Cinema, Inc., a wholly owned subsidiary of AMC Entertainment, Inc. (“AMC”), Cinemark USA, Inc., a wholly owned subsidiary of Cinemark Holdings, Inc. (“Cinemark”) and Regal Cinemas, Inc., a wholly owned subsidiary of Cineworld Group plc and Regal Entertainment Group (“Regal”). NCM, Inc.’s cinema advertising platform consists of more than 17,500 screens in over 1,350 theaters in 184 Designated Market Areas® (“DMA®”), including all of the top 50.

We derive revenue principally from the sale of advertising to national, regional and local businesses in Noovie, our cinema advertising and entertainment show seen on movie screens across the U.S., as well as on our lobby network ("LEN"), a series of strategically-placed screens located in movie theater lobbies, as well as other forms of advertising, promotions and experiences in theater lobbies. In addition, the Company sells data and digital advertising, including through the NCMx™ suite of products and through NCM’s digital gaming products, which can be played on the mobile apps and through partnerships with certain internet platforms. Further the Company sells advertising in a variety of complementary out-of-home venues.

The Company has long-term exhibitor service agreements (“ESAs”) with Cinemark and AMC, and with certain network affiliates under long-term network affiliates agreements, including Regal, which grant the Company with the exclusive rights in their respective theaters to sell advertising, subject to limited exceptions. As of June 26, 2025, the weighted average remaining term of the ESAs with Cinemark and AMC was approximately 16.2 years. The network affiliate agreements expire at various dates between January 2026 and July 2033. The weighted average remaining term of the ESAs and the network affiliate agreements together is 12.4 years as of June 26, 2025.

NCM, Inc., a Delaware corporation, was organized on October 5, 2006 and began operations on February 13, 2007 upon completion of its IPO. NCM, Inc. is a holding company that manages its consolidated subsidiary, NCM LLC. NCM, Inc. has no business operations or material assets other than its cash and cash equivalents and ownership interest of approximately 100.0% of the common membership units in NCM LLC as of June 26, 2025. Our principal executive offices are located at 6300 S. Syracuse Way, Suite 300, Centennial, Colorado 80111. The telephone number of our principal executive offices is (303) 792-3600. We maintain a website at www.ncm.com. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

For additional information as to our business, properties and financial condition, please refer to the documents cited in “Where You Can Find Additional Information.”

Chapter 11 Bankruptcy

On April 11, 2023, NCM LLC filed a voluntary petition for reorganization with a prearranged Chapter 11 plan under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”).

On April 11, 2023, NCM, Inc. entered into a restructuring support agreement (the “Restructuring Support Agreement”) with NCM LLC and certain of NCM LLC’s creditors.

On May 12, 2023, NCM LLC filed the solicitation versions of the First Amended Plan of Reorganization of National CineMedia, LLC Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 249] and the Amended Disclosure Statement for First Amended Chapter 11 Plan of Reorganization of National CineMedia, LLC [Docket No. 250] (the “Disclosure Statement”). On June 25, 2023, NCM LLC filed the Modified First Amended Plan of Reorganization of National CineMedia, LLC Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 428] (as

may be amended, supplemented, or otherwise modified from time to time, and including all exhibits and supplements thereto, the “Plan”).

On June 27, 2023, the Bankruptcy Court entered an order (the “Confirmation Order”) which approved the Disclosure Statement on a final basis and confirmed the Plan. Pursuant to the Plan, the following restructuring was provided for, among other things, the treatment for secured debt claims as follows: each holder of a secured debt claim received its pro rata share of 100% of new common membership units (the equity in reorganized NCM LLC) with the right to exchange the units and receive shares of NCM, Inc.’s common stock subject to (a) reallocation of new common membership units to NCM, Inc. pursuant to the NCMI 9019 Settlement and (b) dilution on account of new common membership units issued on account of, among other things, a post-emergence management incentive plan.

On August 7, 2023, following confirmation of the Plan, all the conditions to effectiveness of the Plan were satisfied or waived, the Restructuring Transactions (as defined in the Plan) were substantially consummated, and NCM LLC emerged from bankruptcy (the “Effective Date”). Among other things, on the Effective Date, NCM LLC commenced distributions to creditors, including the issuance of shares of NCM, Inc. common stock to Blantyre Capital Limited.

The Offering

Description of securities offered

We may offer from time to time shares of our common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts, and units that include any one or more of these securities. We will offer securities in amounts, at prices, and on terms to be determined at the time of the offering. The aggregate offering price of the securities sold by us under this prospectus will not exceed $300,000,000. (the “Primary Offering”).

The selling stockholder may offer, sell, or distribute all or a portion of their common stock publicly or through private transaction at prevailing market prices or at negotiated prices. The aggregate number of shares of common stock sold by the selling stockholder under this prospectus will not exceed 26,664,349 shares.

Common stock outstanding before the offering	93,710,120 shares as of July 31, 2025

Use of proceeds

We expect to use the net proceeds from the Primary Offering for working capital and general corporate purposes. We will not receive any proceeds from the sale of shares of common stock by the selling stockholder. See “Use of Proceeds.” Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth under “Risk Factors” elsewhere in this prospectus.

Risk Factors	The securities offered hereby involve a high degree of risk. See “Risk Factors.”

Nasdaq symbol for our common stock	NCMI

RISK FACTORS

Ownership of and an investment in our securities involve certain significant risks. You should carefully consider the risks discussed in this section, and the risks we include or incorporate by reference in this prospectus or any applicable prospectus supplement, including the risks described under the caption “Risk Factors” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and other information included and incorporated by reference into this prospectus or any applicable prospectus supplement, including our historical financial statements and related notes, in evaluating an investment in our securities. The information incorporated by reference in this prospectus or any applicable prospectus supplement may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. For a description of these reports and documents, and information about where you can find them, see the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus. The risks and uncertainties described in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein are not the only ones facing us. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition, results of operations and cash flows. Furthermore, we may include additional risk factors in a prospectus supplement relating to a particular offering of securities.

Sales of a substantial number of our securities in the public market by the selling stockholder or by our other existing securityholders could cause the price of our common stock to fall.

Sales of a substantial number of shares of our common stock in the public market could occur at any time.

The selling stockholder can sell, under this prospectus, up to 26,664,349 resale shares, representing approximately a 28.5% beneficial ownership interest of our common stock as of July 31, 2025. Sales of a substantial number of our shares of common stock in the public market by the selling stockholder or by our other existing security holders, or the perception that those sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our common stock. The sale of all the securities being offered in this prospectus could result in a significant decline in the public trading price of our securities.

USE OF PROCEEDS

Except as described below or in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds received from any sales of the securities being offered in this prospectus for working capital and general corporate purposes.

In some circumstances, we may be required to use proceeds to purchase a certain number of NCM LLC common membership units. NCM LLC will have broad discretion over the use of the proceeds received from us in connection with any such purchase. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend for NCM LLC to use any such proceeds for working capital and general corporate purposes.

We will not receive any proceeds from any sales of common stock by the selling stockholder.

DESCRIPTION OF COMMON STOCK

The following sets forth a summary of the material terms of our common stock, including certain provisions of the law of the State of Delaware and the Company’s second amended and restated certificate of incorporation, as amended (the “Certificate”), and bylaws, as amended (the “Bylaws”). This summary is qualified by reference to the full text of the Certificate and Bylaws described herein, which are exhibits to the registration statement of which this prospectus forms a part. We urge you to read the Certificate and the Bylaws in their entirety for a complete description of the rights and preferences of our capital stock. The summary below is also qualified by reference to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), as applicable.

General

The Certificate authorizes us to issue up to 260,000,000 shares of common stock, $0.01 par value per share. As of July 31, 2025, there were 93,710,120 shares of common stock issued and outstanding.

Voting Rights

Holders of our common stock are entitled to one vote per share held on all matters submitted to a vote of stockholders. Holders of shares of common stock are not entitled to cumulate their votes in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of our outstanding voting power. Holders of common stock share ratably (based on the number of shares of common stock held) in any dividend declared by the Company’s board of directors (the “Board”), subject to any preferential rights of any outstanding preferred stock we subsequently issue.

Liquidation Rights

In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock subsequently issued. Holders of common stock have no preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Dividends

Holders of common stock share ratably (based on the number of shares of common stock held) in any dividend declared by our board of directors, subject to any preferential rights of any outstanding preferred stock.

Anti-Takeover Effects of Certain Provisions of Delaware Law, the Certificate and the Bylaws

We have elected in the Certificate not to be subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we are not subject to any anti-takeover effects of Section 203.

Certain other provisions of the Certificate and Bylaws may be considered to have an anti-takeover effect and may delay or prevent a tender offer or other corporate transaction that a stockholder might consider to be in its best interest, including those transactions that might result in payment of a premium over the market price for our shares. These provisions are designed to discourage certain types of transactions that may involve an actual or threatened change of control of us without prior approval of the Board. These provisions are meant to encourage persons interested in acquiring control of us to first consult with the Board to negotiate terms of a potential business combination or offer. We believe that these provisions protect against an unsolicited proposal for a takeover of us that might affect the long term value of our stock or that may be otherwise unfair to our stockholders. For example, our Certificate and Bylaws:

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authorize the issuance of “blank check” preferred stock that could be issued by the Board to increase the number of outstanding shares, making a takeover more difficult and expensive;
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prohibit stockholder action by written consent;

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provide that special meetings of our stockholders may be called only by a majority of our directors; and
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do not permit cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates.

Authorized but Unissued Shares

The authorized but unissued shares of common stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

The Nasdaq Stock Market LLC

Our common stock is traded on the Nasdaq under the symbol “NCMI.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, National Association.

DESCRIPTION OF PREFERRED STOCK

The following description sets forth certain general terms and provisions of the preferred stock that we may offer from time to time. The description below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our Certificate and the applicable certificate of designations designating the terms of the related series of preferred stock and our Bylaws, each of which we will make available upon request. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of our Certificate, the applicable certificate of designations and our Bylaws, because they, and not the summaries, define your rights as holders of shares of our preferred stock. You can obtain copies of our Certificate and Bylaws by following the directions under the heading “Where to Find Additional Information.”

General

The Certificate authorizes National CineMedia, Inc. to issue 10,000,000 shares of preferred stock, $0.01 par value per share, and it provides that shares of preferred stock may be issued from time to time in one or more classes or series. The Board is authorized, without further stockholder approval, to issue from time to time up to an aggregate of 10,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of such series. The future issuance of shares of preferred stock with voting rights may adversely affect the voting power of the holders of our other classes of voting stock, either by diluting the voting power of our other classes of voting stock if they vote together as a single class, or by giving the holders of any such preferred stock the right to block an action on which they have a separate class vote even if the action were approved by the holders of our other classes of voting stock. The ability of the Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring, or preventing a change of control of the Company or the removal of existing management.

Series B Preferred Stock

We currently have 50 shares of Series B preferred stock issued and outstanding. Notwithstanding anything to the contrary in the Certificate, the holders of Series B preferred stock shall not be entitled to vote on any matter on which stockholders of the Company are entitled to vote (including for the election of the directors of the Company). Holders of the Series B preferred stock shall be entitled to receive in respect of each such share of common stock, as and when declared by the Board, from time to time, cumulative dividends. The Series B preferred stock (inclusive of any and all dividends thereon) shall rank senior and in priority of payment to all junior preferred stock and other capital stock in any liquidation or winding up of the Company.

The Company has the right to redeem, and each holder of the shares of Series B preferred stock can, in its discretion, cause the Company to redeem, out of funds legally available therefor, all or any portion of the then-outstanding Series B preferred stock (a “Series B Redemption”) for a price per share equal to $1,000 after August 7, 2026. Any such Series B Redemption shall occur not more than sixty (60) days following the delivery by the Company of a written redemption notice to each holder of record of Series B preferred stock stating the aggregate number of shares to be redeemed.

The Series B preferred stock is not convertible into or exchangeable for common stock or any other securities of the Company.

Terms of the Future Preferred Stock That We May Offer and Sell to You

You should refer to the prospectus supplement relating to the class or series of preferred stock being offered for the specific terms of that class or series, including:

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the title and stated value of the preferred stock being offered;
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the number of shares of preferred stock being offered, their liquidation preference per share and the purchase price of the preferred stock;
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the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating the payment date(s) applicable to the preferred stock being offered;
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whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock being offered will accumulate;

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the procedures for any auction and remarketing, if any, for the preferred stock being offered;
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the provisions for a sinking fund, if any, for the preferred stock being offered;
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the provisions for redemption, if applicable, of the preferred stock being offered;
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any listing of the preferred stock being offered on any securities exchange or market;
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the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into or exchangeable for other securities or rights, or a combination of the foregoing, including the name of the issuer of the securities or rights, conversion or exchange price, or the manner of calculating the conversion or exchange price, and the conversion or exchange date(s) or period(s) and whether we will have the option to convert such preferred stock into cash;
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voting rights, if any, of the preferred stock being offered;
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a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock being offered;
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the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs
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any limitations on the issuance of any class or series of preferred stock ranking senior to or equally with the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and
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any other specific terms, preferences, rights, limitations or restrictions of the preferred stock being offered.

Transfer Agent and Registrar

We will identify the transfer agent and registrar for any series of preferred stock offered by this prospectus in a prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer depositary shares, which represent an interest in fractional shares of our preferred stock, rather than full shares of our preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of our preferred stock.

The shares of any series of our preferred stock represented by depositary shares will be deposited with a depositary to be named in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of our preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include any applicable dividend, voting, redemption, conversion and liquidation rights.

We may issue depositary shares in as many distinct series as we elect. Each series of depositary shares will be issued under a separate deposit agreement to be entered into between us and the applicable depositary. Except as otherwise described in an applicable prospectus supplement, any depositary will act solely as our agent in connection with the applicable depositary shares and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of such depositary shares.

The prospectus supplement relating to any depositary shares that we may offer under this prospectus will include specific terms relating to the offering. We will file any deposit agreement and form of depositary receipt with the SEC, and you should read the deposit agreement and form of depositary receipt for more information that may be important to you.

The preceding description does not purport to be complete and is subject to and is qualified in its entirety by reference to the description of any depositary shares that we may offer under this prospectus contained in the applicable prospectus supplement and the applicable deposit agreement and form of depositary receipt.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may offer under this prospectus, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. For more information, you should refer to the relevant form of indenture, the prospectus supplement regarding any particular issuance of debt security and the relevant form of debt security, if any, which are or will be filed with the SEC. We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture (the “Trust Indenture Act”). We have filed or will file a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act.

We may offer under this prospectus up to an aggregate principal amount of $300,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate initial public offering price of up to $300,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of ours and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture as may be filed with a future prospectus supplement.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

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the ranking and type of debt security;
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the title of the series;
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the aggregate principal amount;
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the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;
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any limit on the aggregate principal amount;
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the date or dates on which the debt securities will be issued and on which principal of, and premium, if any, is payable;
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the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;
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the date or dates from which interest will accrue, the interest payment date or dates on which interest will be payable and any regular record date for the interest payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;
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the place or places where principal and, if applicable, premium and interest, is payable, the place or places where the debt securities of such series may be presented for registration of transfer or exchange, the place or places where notices and demands to or upon us in respect of the debt securities of such series may be made and the manner in which any payment may be made;

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the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;
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the denominations in which such debt securities may be issuable, if other than a minimum denomination of $2,000 or an integral multiple of $1,000 in excess thereof;
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whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);
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the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;
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the currency of denomination;
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the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;
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if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;
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if amounts of principal and, if applicable, premium and interest may be determined by reference to an index, including an index based on a currency or currencies other than in which the debt securities are payable, then the manner in which such amounts will be determined;
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the provisions, if any, relating to any collateral provided for such debt securities;
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whether the debt securities will be guaranteed by any person or persons and, if so, the identity of such person or persons, the terms and conditions upon which such debt securities shall be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;
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any addition to or change in the covenants described in this prospectus or in the indenture;
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any events of default, if not otherwise described below under “Defaults and Notice”;
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the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;
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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;
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the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company; and
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any other terms of the debt securities of such series.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations that apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities which can be exchanged for or converted into shares of our common stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

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“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or
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“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

If you hold certificated debt securities issued under an indenture, you may transfer or exchange such debt securities in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

Global Securities

The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.

Protection in the Event of Change of Control

Any provision in an indenture that governs our debt securities covered by this prospectus that includes any covenant or other provision providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control of our company, or a highly leveraged transaction will be described in the applicable prospectus supplement.

Covenants

The indentures set forth limited covenants that will apply to each series of debt securities issued under the indentures, unless otherwise specified in the applicable prospectus supplement. However, these covenants do not, among other things:

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limit the amount of indebtedness or lease obligations that may be incurred by us and our subsidiaries;
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limit our ability or that of our subsidiaries to issue, assume or guarantee debt secured by liens; or
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restrict us from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock.

Consolidation, Merger, Conveyance, Transfer or Lease

We may agree in any indenture that governs the debt securities of any series covered by this prospectus that we will not consolidate with or merge into any other person or convey, transfer or lease (as lessor) our properties and assets as, or substantially as, an entirety to any person, unless such person and such proposed transaction meets various criteria, which we will describe in detail in the applicable prospectus supplement.

Defaults and Notice

The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, which may include, without limitation:

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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;
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default in the payment of the principal of or any premium on any debt security of that series at its maturity;
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default in the deposit of any sinking fund payment, when and as due by the terms of a debt security of that series;
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default in the performance or breach of any other covenants or agreements in the indenture with respect to the debt securities of such series; and
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certain events relating to our bankruptcy, insolvency or reorganization.

The form of indenture may not have a cross-default provision and the Company may have additional debt outstanding at the time an indenture is executed. Thus, a default by us on any other debt, including any other series of debt securities, may not constitute an event of default. If an event of default with respect to debt securities of any series shall occur and be continuing, we may agree that the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount (or, if the debt securities of such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the debt securities of such series) of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately. Any provisions pertaining to events of default and any remedies associated therewith will be described in the applicable prospectus supplement.

Any indenture that governs our debt securities covered by this prospectus may require that the trustee under such indenture shall, within 90 days after the occurrence of a default, give to holders of debt securities of any series notice of all uncured and unwaived defaults with respect to such series known to it. However, in the case of a default that results from the failure to make any payment of the principal of, premium, if any, or interest on the debt securities of any series, or in the payment of any sinking or purchase fund installment with respect to debt securities of such series, if any, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Any indenture that governs our debt securities covered by this prospectus will contain a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. Any such indenture may provide that the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee under any such indenture may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.

Any indenture that governs our debt securities covered by this prospectus may endow the holders of such debt securities to institute a proceeding with respect to such indenture, subject to certain conditions, which will be specified in the applicable prospectus supplement and which may include, that the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its power under the indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Even so, such holders may have an absolute right to receipt of the principal of or premium, if any, and interest when due, to require conversion or exchange of debt securities if such indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Modification of the Indenture

We and the trustee may modify any indenture that governs our debt securities of any series covered by this prospectus with or without the consent of the holders of such debt securities, under certain circumstances to be described in a prospectus supplement.

Defeasance; Satisfaction and Discharge

The prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.

Regarding the Trustee

We will identify the trustee and any relationship that we may have with such trustee, with respect to any series of debt securities, in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of us, the indenture and the Trust Indenture Act limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act, it must eliminate such conflict or resign.

Governing Law

The law governing the indenture and the debt securities will be identified in the prospectus supplement relating to the applicable indenture and debt securities

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase common stock and may be issued in one or more series. Warrants may be issued independently or together with common stock offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants. Prospective purchasers of warrants should be aware that material U.S. federal income tax, accounting, and other considerations may be applicable to instruments such as warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:

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the title of such securities;
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the offering price or prices and aggregate number of warrants offered;
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the currency or currencies for which the warrants may be purchased;
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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
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if applicable, the date on and after which the warrants and the related securities will be separately transferable;
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if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
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the number of shares of common stock purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;
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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
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the terms of any rights to redeem or call the warrants;
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the terms of any rights to force the exercise of the warrants;
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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
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the dates on which the right to exercise the warrants will commence and expire;
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the manner in which the warrant agreements and warrants may be modified;
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a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants;

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the terms of the securities issuable upon exercise of the warrants; and
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any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase a share of common stock at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our shares of common stock, preferred stock, depositary shares, debt securities or warrants, or debt obligations of an entity unaffiliated with us, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or variable number of our shares of common stock, preferred stock, depositary shares, debt securities, warrants, or any combination of the above. The price of the securities or other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of our other securities described in this prospectus or debt obligations of third parties, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a manner specified in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

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whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;
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whether the purchase contracts are to be prepaid;
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whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;
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any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;
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any applicable U.S. federal income tax considerations; and
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whether the purchase contracts will be issued in fully registered or global form.

To the extent any purchase contract relates to third party debt obligations, we will comply with the registration and disclosure requirements of the Securities Act and any other applicable rules and regulations and will include disclosure as necessary in the applicable prospectus supplement or other offering materials, including, as necessary, any required financial statement and non-financial statement disclosure about the issuer of such third party debt obligations.

The preceding description sets forth certain general terms and provisions of the purchase contracts to which any prospectus supplement may relate. The particular terms of the purchase contracts to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the purchase contracts so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the purchase contracts described in a prospectus supplement differ from any of the terms described above, then the terms described above will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable purchase contract for additional information before you decide whether to purchase any of our purchase contracts.

DESCRIPTION OF UNITS

The following description sets forth certain general terms and provisions of the units that we may offer from time to time. The description below does not contain all of the information that you might find useful or that might be important to you. The particular terms of any of the units that we may offer and the related agreements will be described in the prospectus supplement relating to those units. You should review the provisions of the applicable unit agreement and unit certificate because they, and not the summaries, define your rights as holders of the units. We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units. For more information, you should refer to the relevant form of unit agreement and the relevant form of unit certificate, if any, which are or will be filed with the SEC.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•
the title of the series of units;
•
identification and description of the separate constituent securities comprising the units;
•
the price or prices at which the units will be issued;
•
the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•
a discussion of certain United States federal income tax considerations applicable to the units; and
•
any other terms of the units and their constituent securities.

SELLING STOCKHOLDER

The selling stockholder listed in the table below may from time to time offer and sell any or all of the shares of our shares of common stock set forth below pursuant to this prospectus. When we refer to the “selling stockholder” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, and other permitted transferees that hold any of the selling stockholder’s interest in the shares of common stock after the date of this prospectus.

The following table sets forth certain information provided by or on behalf of the selling stockholder concerning the common stock that may be offered from time to time by each selling stockholder pursuant to this prospectus. The selling stockholder identified below may have sold, transferred, or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the selling stockholder, including regarding the identity of, and the securities held by, each selling stockholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary. A selling stockholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

The table is based on information supplied to us by the selling stockholder, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC. This information does not necessarily indicate beneficial ownership for any other purpose. Percentage ownership is based on 93,710,120 shares of common stock outstanding as of July 31, 2025.

The registration for resale of the shares does not mean that the selling stockholder will sell or otherwise dispose of all or any of these shares of common stock. The selling stockholder may sell or otherwise dispose of all, a portion or none of such shares from time to time. We do not know the number of shares, if any, that will be offered for sale or other disposition by the selling stockholder under this prospectus. We currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares.

Other than as described below or elsewhere in this prospectus, the selling stockholder does not have any material relationships with us or any of our predecessors or affiliates.

	Shares of Common Stock Beneficially Owned Prior to	Shares of Common Stock to be Sold in	Shares of Common Stock Beneficially Owned After this Offering (2)
Name of Selling Stockholder (1)	this Offering	this Offering	Number	Percent
Blantyre Capital Limited (3)	27,144,639	26,664,349	480,290	*
Total	27,144,639

* Represents beneficial ownership of less than 1% of the shares of common stock outstanding as of July 31, 2025.

(1) This table and the information in the notes below are based upon information supplied by the selling stockholder.

(2) Assumes that the selling stockholder sells all of their shares offered pursuant to this prospectus.

(3) Mubashir Mukadam reports that he controls, either directly or indirectly, Blantyre Capital Limited and certain affiliates of Blantyre Capital Limited, each of which may be deemed to beneficially own some or all of the shares set forth herein, including: Blantyre Mulanje II GP Limited; Blantyre Fund II (GP) Limited; Blantyre Fund III (GP) Limited; Blantyre Mulanje II DAC; BSSF II Ireland DAC; BSSF III DAC; Blantyre Mulanje III GP Limited; and Blantyre Capital ICAV. Mr. Mukadam reports that he has shared voting and dispositive power of all 27,144,639 shares beneficially owned by Blantyre Capital Limited and these affiliates. The address of Blantyre Capital Limited, Mr. Mukadam, Blantyre Mulanje II GP Limited , Blantyre Fund II (GP) Limited, Blantyre Fund III (GP) Limited, and Blantyre Mulanje III GP Limited is c/o Blantyre Capital Limited, 2nd Floor East, Carrington House, 123-130 Regent Street, London, SW1Y 6LX, United Kingdom. The principal place of business of Blantyre Capital Limited is 2nd Floor East, Carrington House, 123-130 Regent Street, London, SW1Y 6LX, United Kingdom. The address of Blantyre Mulanje II DAC BSSF II Ireland DAC, BSSF III DAC, and Blantyre Capital ICAV is 55 Charlemont Place, Dublin D02 F985, Ireland.

Other Relationships with the Selling Stockholder

Tiago Lourenço, an employee of Blantyre Capital Limited, was a member of the board of directors until his resignation on May 17, 2024. Since that time, no affiliates, officers, directors or principals of Blantyre Capital Limited have held any position with the Company.

PLAN OF DISTRIBUTION

We or the selling stockholder may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We or the selling stockholder may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We or the selling stockholder may distribute securities from time to time in one or more transactions including:

•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•
block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•
in underwritten transactions;
•
at-the-market offerings within the meaning of Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act, to or through a sales agent or market maker or into an existing trading market, on an exchange or otherwise:
•
an exchange distribution in accordance with the rules of the applicable exchange;
•
privately negotiated transactions;
•
short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•
a combination of any such methods of sale; or
•
any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, or Section 4(a)(1) under the Securities Act, rather than under this prospectus.

The selling stockholder may elect to make an in-kind distribution of the common stock to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributee to use the prospectus to resell the securities acquired in the distribution.

We or the selling stockholder (directly or through agents) may sell, and the underwriters may resell, the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

The aggregate proceeds we will receive from the sale of the securities in the Primary Offering will be the purchase price of the common stock, preferred stock, depositary shares, debt securities, warrants or units less discounts or commissions, if any. We reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents.

In order to comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale stock may not simultaneously engage in market making activities with respect to our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed the selling stockholder of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act). We or the selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

If we or, upon notification to us, the selling stockholder enter into a material arrangement with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

•
the number and type of securities being offered;
•
the terms of the offering;
•
the names of the participating underwriters, broker-dealers or agents;
•
any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commission or concessions allowed or re-allowed or paid by any underwriters to dealers;
•
the public offering price; and
•
other material terms of the offering.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us or the selling stockholder in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering or resale, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the sale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us or the selling stockholder, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Shares of our common stock are listed on the Nasdaq. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with the sale of the shares of common stock, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of common stock short and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

We or the selling stockholder may sell the offered securities to dealers as principals. We or the selling stockholder may negotiate and pay dealers’ commissions, discounts, or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us or one or more of the selling stockholder at the time of resale. Dealers engaged by us or the selling stockholder may allow other dealers to participate in resales.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may be customers of, have engaged or engage in transactions with, and perform services for, us, our affiliates, or the selling stockholder in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Hogan Lovells US LLP. As appropriate, legal counsel representing the underwriters, dealers, or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.

EXPERTS

The audited consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of National CineMedia, Inc. as of December 28, 2023, and for the period ended December 28, 2023, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon the authority as experts in accounting and auditing.

National CineMedia, Inc.

$300,000,000
Common Stock Preferred Stock Depositary Shares Debt Securities Warrants Purchase Contracts Units Up to 26,664,349 Shares of Common Stock Offered by the Selling Stockholder

PROSPECTUS

, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth all expenses payable by the registrant in connection with the issuance and distribution of the securities, other than underwriting discounts and commissions. The registrant will bear all of such expenses. All the amounts shown are estimates, except the registration fee.

Amount to be Paid
SEC Registration fee	$65,035.22
FINRA filing fee	*
Legal fees and expenses	*
Accounting fees and expenses	*
Printing and miscellaneous expenses	*
Total	*

* All amounts shown herein, except the SEC registration fee, may vary based upon, among other things, the number of issuances and amount of securities offered. We will pay all of these expenses.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 102 of the DGCL grants us the power to limit the personal liability of our directors or our stockholders for monetary damages for breach of a fiduciary duty. The Certificate eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent permitted by the DGCL.

Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against certain costs and expenses, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. The Certificate and the Bylaws require us to indemnify any current or former directors or officers to the fullest extent permitted by the DGCL, and to pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to us of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise. Article VII of the Certificate also permits us to indemnify any current or former employees or agents to the fullest extent permitted by the DGCL, and to pay expenses incurred in defending any such proceeding in advance of its final disposition upon such terms and conditions, if any, as we deem appropriate.

Section 145 of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against and incurred by such person in any such capacity, or arising out of such person’s status as such. As permitted by Section 145 and Section 6.02 of the Bylaws, we carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers.

We have entered into separate indemnification agreements with each of our directors and officers, which may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements may require us, among other things, to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements may also require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified and to obtain directors’ and officers’ insurance, if available on reasonable terms.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Certificate or the Bylaws, vote of stockholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16. EXHIBITS.

Incorporation by Reference
Exhibit	Ref.	Description	Form	SEC File No.	Exhibit	Filing Date
1.1+		Form of Underwriting Agreement.
3.1		The Bylaws, as amended February 1, 2024.	10-K	001-33296	3.1	03/06/2025
3.2		Second Amended and Restated Certificate of Incorporation, as amended.	10-Q	001-33296	3.1	11/7/2023
3.3		Certificate of Designation Series B Preferred Stock, dated August 7, 2023.	8-K	001-33296	3.1	8/7/2023
4.1		Description of the Registrant’s Securities.	10-K	001-33296	4.1	03/06/2025
4.2+		Form of Certificate of Designation for Preferred Stock.
4.3+		Form of Preferred Stock Certificate.
4.4+		Form of Deposit Agreement (including form of Depositary Receipt).
4.5*		Form of Indenture relating to Debt Securities.
4.6+		Form of Supplemental Indenture or other instrument establishing the issuance of one or more series of senior debt securities or subordinated debt securities (including the form of such debt security).
4.7+		Form of Warrant Agreement (including form of Warrant).
4.8+		Form of Purchase Contract Agreement.
4.9+		Form of Unit Agreement (including form of Unit Certificate).
5.1+		Opinion of Hogan Lovells US LLP.
10.1		National CineMedia, LLC Third Amended and Restated Limited Liability Company Operating Agreement dated as of February 13, 2007, by and among American Multi-Cinema, Inc., Cinemark Media, Inc., Regal CineMedia Holdings, LLC and National CineMedia, Inc., as amended through March 18, 2024.	10-K	001-33296	10.1	03/06/2025
23.1*		Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.
23.2*		Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
23.3+		Consent of Hogan Lovells US LLP (included in Exhibit 5.1).
24.1*		Power of Attorney.
25**		Form T-1 Statement of Eligibility of the trustee for the debt securities.
107*		Filing Fee Table.

+	To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Exchange Act, if applicable, and incorporated herein by reference.
*	Filed herewith.
**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act, if applicable.

ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purpose of determining any liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law, contract, arrangement, statute, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Centennial, State of Colorado, on the 5th day of August, 2025.

National CineMedia, Inc.

By:	/s/ Thomas F. Lesinski
Thomas F. Lesinski
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the 5th day of August, 2025.

Name	Title

/s/ Thomas F. Lesinski	Chief Executive Officer and Director
Thomas F. Lesinski	(Principal Executive Officer)

/s/ Ronnie Y. Ng	Chief Financial Officer
Ronnie Y. Ng	(Principal Financial and Accounting Officer)

*	Chairman
David E. Glazek

*	Director
Nicholas Bell

*	Director
Kelly Campbell Kotzman

*	Director
Juliana Hill

*	Director
Nathan Lane

*	Director
Joe Marchese

* The undersigned, by signing her name hereto, does hereby execute this registration statement on behalf of the directors of National CineMedia, Inc. listed above pursuant to the Power of Attorney filed as Exhibit 24.1 to the registration statement.

By:	/s/ Maria V. Woods	Attorney-in-fact
Maria V. Woods